UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 26, 2011

MidWestOne Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 000-24630

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
102 South Clinton Street
Iowa City, Iowa 52240
(Address of principal executive offices, including zip code)
(319) 356-5800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.
On July 26, 2011, the Board of Directors of MidWestOne Financial Group, Inc. (the"Company") declared a cash dividend of $0.06 per share payable on September 15, 2011 to shareholders of record as of the close of business on September 1, 2011. This represents a $0.01 increase over the dividend paid during the prior two quarters of 2011.
On July 27, 2011, the Company issued a press release announcing completion of its repurchase of the common stock warrant issued to the U.S. Treasury ("Treasury") under the TARP Capital Purchase Program. The Company and Treasury agreed on a repurchase price of $1.0 million for the warrant. The warrant had allowed Treasury to purchase 198,675 shares of MidWestOne common stock at $12.08 per share. The press release is attached as Exhibit 99.1.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed herewith:
99.1    MidWestOne Financial Group, Inc. Press Release dated July 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWESTONE FINANCIAL GROUP, INC.

Dated:	July 27, 2011	By:	/s/ GARY J. ORTALE
Gary J. Ortale
Executive Vice President and
Chief Financial Officer